SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported)  September 25, 2009

THE BEARD COMPANY

(Exact name of registrant as specified in its charter)

Oklahoma	1-12396	73-0970298
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Harvey Parkway

301 N.W. 63rd Street, Suite 400

Oklahoma City, Oklahoma   73116

(Address of principal executive offices) (Zip Code)

(405) 842-2333

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Page 1 of 2 Pages

Information to be Included in the Report:

Item 2.01  Completion of Acquisition or Disposition of Assets.

On September 25, 2009, The Beard Company (the “Company”) purchased a 2.51774% equity interest in Geohedral LLC, a private company in which the Company had previously held a 23.16375% equity interest, from Dr. P. Jan Cannon (“Cannon”) for a cash consideration of $441,109. This was the same amount that Cannon paid for such interest on that date to Geohedral in order to meet a Geohedral cash call. On September 21, 2009, Geohedral reported a significant gold discovery on its mining claims in southeastern Alaska. The Company utilized a portion of its working capital to provide the funds for the purchase.

Dr. Cannon serves on the Board of Managers and as President of Geohedral.

On October 1, 2009, the Company issued a news release reporting that it has increased its interest in Geohedral LLC to 25.68%. A copy of the news release made in connection with the purchase is attached hereto as Exhibit 99.1.

Item 9.01  Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibit is filed with this Form 8-K and is identified by the numbers indicated.

Exhibit No.	Description

99.1	News Release dated October 1, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE BEARD COMPANY

/s/ Herb Mee, Jr.
Herb Mee, Jr., President

October 1, 2009

INDEX TO EXHIBITS

Exhibit No.	Description	Method of Filing

99.1	News Release dated October 1, 2009	Filed herewith electronically

Page 2 of 2 Pages